Exhibit 21.1

PRINCIPAL SUBSIDIARIES AT DECEMBER 31, 2013

Name	Country	Percentage Interest Held
NATFA Segment
Fiat North America LLC	Delaware	100.00
Chrysler Group LLC	Delaware	58.54	(1)
Chrysler Canada Inc.	Canada	58.54	(1)
Chrysler de Mexico S.A. de C.V.	Mexico	58.54	(1)
LATAM Segment
Fiat Automoveis S.A.—FIASA	Brazil	100.00
Banco Fidis S.A.	Brazil	100.00
Chrysler de Venezuela LLC	Delaware	58.54	(1)
Fiat Auto Argentina S.A.	Argentina	100.00
TCA—Tecnologia em Componentes Automotivos SA	Brazil	100.00
APAC Segment
Chrysler Australia Pty. Ltd.	Australia	58.54	(1)
Chrysler Group (China) Sales Co. Ltd.	People’s Republic of China	58.54	(1)
NATFA Segment
Fiat North America LLC	Delaware	100.00
Chrysler Group LLC	Delaware	58.54	(1)
Chrysler Canada Inc.	Canada	58.54	(1)
Chrysler de Mexico S.A. de C.V.	Mexico	58.54	(1)
LATAM Segment
Fiat Automoveis S.A.—FIASA	Brazil	100.00
Banco Fidis S.A.	Brazil	100.00
Chrysler de Venezuela LLC	Delaware	58.54	(1)
Fiat Auto Argentina S.A.	Argentina	100.00
TCA—Tecnologia em Componentes Automotivos SA	Brazil	100.00
APAC Segment
Chrysler Australia Pty. Ltd.	Australia	58.54	(1)
Chrysler Group (China) Sales Co. Ltd.	People’s Republic of China	58.54	(1)
EMEA Segment
Fiat Group Automobiles S.p.A.	Italy	100.00
C.R.F. Società Consortile per Azioni	Italy	100.00
Chrysler Russia SAO	Russia	58.54	(1)
Chrysler South Africa (Pty) Limited	South Africa	58.54	(1)
Fiat Auto Poland S.A.	Poland	100.00
Fiat Automobiles Serbia Doo Kragujevac	Serbia	66.67
Fiat Center Italia S.p.A.	Italy	100.00
Fiat France	France	100.00
Fiat Group Automobiles Switzerland S.A.	Switzerland	100.00
Fiat Group Automobiles Belgium S.A.	Belgium	100.00
Fiat Group Automobiles Germany AG	Germany	100.00
Fiat Group Automobiles Spain S.A.	Spain	100.00
Fiat Group Automobiles UK Ltd	United Kingdom	100.00
Fiat Group Marketing & Corporate Communication S.p.A.	Italy	100.00
Fiat Powertrain Technologies Poland Sp. z o.o.	Poland	100.00
Fidis S.p.A.	Italy	100.00
Sata-Società Automobilistica Tecnologie Avanzate S.p.A.	Italy	100.00
Luxury Brands
Ferrari S.p.A.	Italy	90.00
Ferrari North America Inc.	Delaware	90.00
Ferrari Financial Services AG	Germany	81.00
Ferrari Financial Services, Inc.	Delaware	81.00
Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd.	People’s Republic of China	53.10
Maserati S.p.A.	Italy	100.00
Maserati North America Inc.	Delaware	100.00

Components
Magneti Marelli S.p.A.	Italy	99.99	(2)
Automotive Lighting LLC	Delaware	99.99
Automotive Lighting Reutlingen Gmbh	Germany	99.99
Magneti Marelli Sistemas Automotivos Industria e Comercio Ltda	Brazil	99.99
Comau S.p.A.	Italy	100.00
Comau Inc.	Michigan	100.00
Teksid S.p.A.	Italy	84.79
Holding Companies and Other Companies
Fiat Finance and Trade Ltd S.A.	Luxembourg	100.00
Fiat Finance North America Inc.	Delaware	100.00
Fiat Finance S.p.A.	Italy	100.00
Fiat Partecipazioni S.p.A.	Italy	100.00
Fiat Polska Sp. z o.o.	Poland	100.00
Neptunia Assicurazioni Marittime S.A.	Switzerland	100.00
Fiat Finance and Trade Ltd S.A.	Luxembourg	100.00
Fiat Finance North America Inc.	Delaware	100.00
Fiat Finance S.p.A.	Italy	100.00
Fiat Partecipazioni S.p.A.	Italy	100.00
Fiat Polska Sp. z o.o.	Poland	100.00
Neptunia Assicurazioni Marittime S.A.	Switzerland	100.00

(1)	On January 21, 2014, we acquired the remaining 41.5 percent of Chrysler that we did not previously own. See “—History of Fiat and the Fiat-Chrysler Alliance.”
(2)	Fiat holds 100 percent of the voting interest in Magneti Marelli S.p.A.